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                                                                     Exhibit 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                      -OF-
                                  SEMINIS, INC.

         Seminis, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is Seminis, Inc. (the "Corporation"). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 18, 1999.

         2. This Amended and Restated Certificate of Incorporation has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation, duly adopted by the stockholders of the Corporation at a stockholder meeting on March 16, 1999 and duly acknowledged and executed by the officers of the Corporation in accordance with the provisions of Sections 103, 242 and 245 of the General Corporation Law of the State of Delaware ("GCL") and, upon filing with the Secretary of State in accordance with Section 103, shall thenceforth supersede the original Certificate of Incorporation, and shall, as it may thereafter be amended in accordance with its terms and the law, be the Amended and Restated Certificate of Incorporation of the Corporation.

         3. The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:

         FIRST: The name of the Corporation is Seminis, Inc.

         SECOND: The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the GCL.

         FOURTH: The total number of shares of stock which the Corporation has authority to issue is 810,000,000 shares, consisting of (a) 10,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock") and (b) 800,000,000 shares of Common Stock, par value $.01 per share (the "Authorized Common Stock"), to be divided into two classes, consisting of (i) 500,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock") and (ii) 300,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock").
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         (A)      PREFERRED STOCK.

         The Board of Directors is hereby expressly authorized at any time, and from time to time, to create and provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the GCL (hereinafter referred to as a "Preferred Stock Designation"), to establish the number of shares to be included in each such class or series, and to fix the designations, preferences and relative, participating, optional or other special rights of the shares of each such class or series and the qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, including, but not limited to, the following:

                  (1) the designation of and the number of shares constituting such class or series, which number the Board of Directors may thereafter (except as otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares of such class or series then outstanding);

                  (2) the dividend rate for the payment of dividends on such class or series, if any, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends, if any, shall bear to the dividends payable on any other class or classes of or any other series of capital stock, the conditions and dates upon which such dividends, if any, shall be payable, and whether such dividends, if any, shall be cumulative or non-cumulative;

                  (3) whether the shares of such class or series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

                  (4) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such class or series;

                  (5) whether or not the shares of such class or series shall be convertible into or exchangeable for shares of any other class or classes of, any other series of any class or classes of capital stock of, or any other security of, the Corporation or any other corporation, and, if provision be made for any such conversion or exchange, the times, prices, rates, adjustments and any other terms and conditions of such conversion or exchange;

                  (6) the extent, if any, to which the holders of the shares of such class or series shall be entitled to vote as a class or otherwise with respect to the election of directors or otherwise;

                  (7) the restrictions, if any, on the issue or reissue of shares of the same class or series or of any other class or series;

                  (8) the amounts payable on and the preferences, if any, of the shares of such class or series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and


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                  (9) any other relative rights, preferences and limitations of that class or series.

         (B)      COMMON STOCK

                  (1) General. The Common Stock shall be subject to the express terms of any series of Preferred Stock set forth in the Preferred Stock Designation relating thereto. Except as provided for in paragraph 2 of this Section B of this Article FOURTH holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder of record on the books of the Corporation for the election of directors and on all other matters on which stockholders of the Corporation are entitled to vote. The holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in stock or otherwise; provided, however, that if any dividend is declared payable to the holders of shares of Class A Common Stock, an equal and simultaneous dividend will be paid to the holders of shares of Class B Common Stock, and if any dividend is declared payable to the holders of shares of Class B Common Stock, an equal and simultaneous dividend will be paid to the holders of shares of Class A Common Stock.

                  (2) Voting Rights. Except as otherwise provided herein or as specifically required under the GCL, the holders of Class A Common Stock shall be entitled to one (1) vote per share and the holders of Class B Common Stock shall be entitled to three (3) votes per share. Class A Common Stock and Class B Common Stock shall vote as a single class on all matters to be voted on by the Corporation's stockholders, including, without limitation, any consolidation or merger of the Corporation into or with any other corporation or the sale or transfer by the Corporation of all or substantially all of its assets. With the approval of a majority of the shares of the Class A Common Stock and the Class B Common Stock, each voting separately as a class, the Company may change the number of votes per share each share of the Class B Common Stock shall be entitled to vote.

                  (3)      Conversion.

                           (a) Mandatory Conversion. Each share of Class B
                  Common Stock shall automatically be converted into one share of Class A Common Stock, without any action by the Corporation or further action by the holder thereof, upon the Transfer (as defined below) of such share of Class B Common Stock other than pursuant to an Exempt Transfer (as defined below).

                           (b) Optional Conversion. Each share of Class B Common
                  Stock shall, at the option of the holder thereof, be convertible into one share of Class A Common Stock at any time.


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                           (c) Surrender of Certificates. With respect to any
                  conversion of shares of Class B Common Stock into shares of Class A Common Stock, the holder thereof shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation during normal business hours together with, in the case of a conversion pursuant to Subpart
                  (b) above, a written notice by such holder stating that such holder desires to convert the shares, or a stated number of the shares, of Class B Common Stock represented by such certificate or certificates into shares of Class A Common Stock. The Corporation will, as soon as practicable thereafter issue and deliver to such holder of shares of Class B Common Stock, or to the nominee or nominees of such holder, certificates for the number of shares of Class A Common Stock into which such shares have been converted. If surrendered certificates for shares of Class B Common Stock are converted only in part, the Corporation will issue and deliver to the holder, or to the nominee or nominees of such holder, a new certificate or certificates representing the aggregate of the unconverted shares of Class B Common Stock. Shares of Class B Common Stock shall be deemed to have been converted into shares of Class A Common Stock in the case of a conversion pursuant to Subpart (a) above, as of the date of the Transfer of shares of Class B Common Stock (other than pursuant to an Exempt Transfer) and, in the case of a conversion pursuant to Subpart (b) above, as of the date of the surrender of such shares for conversion and delivery of the accompanying notice as provided above, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on such date.

                           (d) Reservation of Shares. The Corporation will
                  reserve and at all times keep available out of its authorized but unissued shares of Class A Common Stock or its shares of treasury stock of such class, a sufficient number of shares of Class A Common Stock to satisfy the conversion requirements of all outstanding shares of Class B Common Stock. The Corporation will take all such action as may be necessary to ensure that all shares of Class A Common Stock issued upon conversion of shares of Class B Common Stock will be duly and validly authorized and issued and fully paid and nonassessable.

                           (e) Transfer Taxes. The issuance of certificates for
                  shares of Class A Common Stock upon the conversion of shares of Class B Common Stock shall be made without charge to the holders converting such shares of Class B Common Stock for any issue or stamp tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be direct by, the holders of shares of Class B Common Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of


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                  shares of Class B Common Stock converted, and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                           (f) Definitions. For purposes of this Article Fourth,
                  the following terms shall have the following meanings:

                           "Affiliate" means, with respect to any Business Organization, any natural person or Business Organization that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Business Organization.

                           "Business Organization" means a corporation, partnership, association, joint-stock company or trust where the interests of the beneficiaries are evidenced by a security, unincorporated organization, estate, governmental or political subdivision thereof or governmental agency.

                           "Exempt Transfer" means a Transfer of Class B Common Stock (i) to any other holder of Class B Common Stock or an Affiliate of a holder of Class B Common Stock which holder is a Business Organization, (ii) to a trust for the sole benefit of a holder of Class B Common Stock who is a natural person, (iii) to a spouse, sibling, parent, grandparent or descendant, whether natural or adopted, of a holder of Class B Common Stock who is a natural person, or (iv) to a trust for the sole benefit of a spouse, sibling, parent, grandparent or descendant, whether natural or adopted, of a holder of Class B Common Stock who is a natural person, (v) by will to a spouse, sibling, parent, grandparent or descendant, whether natural or adopted, of a holder of Class B Common Stock who is a natural person, (vi) pursuant to the laws of descent and distribution to a spouse, sibling, parent, grandparent or descendant, whether natural or adopted, of a holder of Class B Common Stock who is a natural person, (vii) to any charitable foundation or other organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or
                           (viii) to the Company.

                           "Transfer" means a sale, assignment, transfer, gift, encumbrance or other disposition; provided, however, that a bona fide pledge for collateral security purposes shall not be deemed a Transfer.

         FIFTH: The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation, recognizing that, under certain


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circumstances, the creation and issuance of such rights could have the effect of discouraging third parties from seeking, or impairing their ability to seek, to acquire a significant portion of the outstanding securities of the Corporation, to engage in any transaction which might result in a change of control of the Corporation or to enter into any agreement, arrangement or understanding with another party to accomplish the foregoing or for the purpose of acquiring, holding, voting or disposing of any securities of the Corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

                  (A) the initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights;

                  (B) provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation;

                  (C) provisions which adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights;

                  (D) provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void;

                  (E) provisions which permit the Corporation to redeem or exchange such rights, which redemption or exchange may be within the sole discretion of the Board of Directors, if the Board of Directors reserves such right to itself; and

                  (F) the appointment of a rights agent with respect to such rights.

Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of at least a majority of the voting power of the then outstanding Voting Stock (as defined below), voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article FIFTH. For the purposes of this Amended and Restated Certificate of Incorporation, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

         SIXTH: (A) In furtherance, and not in limitation, of the powers conferred by law, the Board of Directors is expressly authorized and empowered:


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                           (i) to adopt, amend or repeal the Bylaws of the
                  Corporation, in each case without the requirement of any vote of stockholders, provided, however, that any Bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto; and

                           (ii) from time to time to determine whether and to
                  what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined, or as expressly provided in this Amended and Restated Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by law.

                  (B) The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by law.

                  (C) Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with
         (i) this Article SIXTH or (ii), subject to Subclause (A)(i) above,
         Section 2.2, 2.4, 2.5, 2.7 or 2.10 of Article II, Section 3.2, 3.3 or
         3.5 of Article III or Article X of the Bylaws of the Corporation.

         SEVENTH: (A) Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Amended and Restated Certificate of Incorporation to elect additional directors under specified circumstances or to consent to specific actions taken by the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders.

                  (B) Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Amended and Restated Certificate of Incorporation to elect additional directors under specified circumstances, a special meeting of the holders of stock of the Corporation entitled to vote on any business to be considered at any such meeting may be called only by the Chairman of the Board of the Corporation, and shall be called by the Secretary of the Corporation at the request of the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would at the time have if there were no vacancies (the "Whole Board").

                  (C) Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class,


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         shall be required to amend, repeal or adopt any provision inconsistent with this Article SEVENTH.

         EIGHTH: (A) Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Amended and Restated Certificate of Incorporation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed, and may be increased or decreased from time to time, in such a manner as may be prescribed by the Bylaws of the Corporation.

                  (B) Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                  (C) The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Amended and Restated Certificate of Incorporation, shall be divided into three classes, each consisting of, as near as possible, an equal number of directors, and designated as Class I, Class II and Class III. Class I directors shall be initially elected for a term expiring at the 2000 annual meeting of stockholders, Class II directors shall be initially elected for a term expiring at the 2001 annual meeting of stockholders, and Class III directors shall be initially elected for a term expiring at the 2002 annual meeting of stockholders. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, and until their successors are elected and qualified.

                  (D) Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Amended and Restated Certificate of Incorporation to elect additional directors under specified circumstances, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class.

                  (E) Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the Bylaws of the Corporation.

                  (F) Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Amended and Restated Certificate of Incorporation to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the


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         number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

                  (G) Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provisions inconsistent with this Article EIGHTH.

         NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. No amendment or repeal of this Article NINTH shall adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

         TENTH: Except as may be expressly provided in this Amended and Restated Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by law, and all powers, preferences and rights of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article TENTH, provided, however, that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of law.


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         IN WITNESS WHEREOF, Seminis, Inc. has caused this Certificate to be signed by ___________, its ____________, this ___ day of __________, 1999.


                                     __________________________________
                                     Name:
                                     Title:


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